Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tuniu Corporation of our report dated April 27, 2023 relating to the financial statements, financial statement schedule I and the effectiveness of internal control over financial reporting, which appears in Tuniu Corporation’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 9, 2023